Exhibit 99.1

RISK FACTORS

The following risks and uncertainties could have a material adverse effect on our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operation, financial condition or results.

Unless otherwise stated or the context otherwise indicates, references in these Risk Factors to “Lakeland,” the “Company,” “we,” “us” or “our” refer to Lakeland Bancorp, Inc. and its consolidated subsidiaries, references to “1st Constitution” refer to 1st Constitution Bancorp and its consolidated subsidiaries, references to the “merger agreement” refer to that certain Agreement Plan of Merger, dated as of July 11, 2021, by and between Lakeland and 1st Constitution and references to the “merger” refer to the merger of 1st Constitution with and into Lakeland, with Lakeland as the surviving entity.

Risks Related to the Merger and Lakeland’s Business Upon Completion of the Merger

The COVID-19 pandemic may delay and adversely affect the completion of the merger.

The COVID-19 pandemic has created economic and financial disruptions that have adversely affected, and are likely to continue to adversely affect, the business, financial condition, liquidity, capital and results of operations of 1st Constitution and Lakeland. If the effects of the COVID-19 pandemic cause a continued or extended decline in the economic environment and the financial results of 1st Constitution or Lakeland, or the business operations of 1st Constitution or Lakeland are further disrupted as a result of the COVID-19 pandemic, efforts to complete the merger and integrate the businesses of 1st Constitution and Lakeland may also be delayed and adversely affected. Additional time may be required to obtain the requisite regulatory approvals, and the Federal Deposit Insurance Corporation (“FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the New Jersey Department of Banking and Insurance (the “NJDBI”) and/or other regulators may impose additional requirements on 1st Constitution or Lakeland that must be satisfied prior to completion of the merger, which could delay and adversely affect the completion of the merger.

The impact of the COVID-19 pandemic on Lakeland’s business and operations following the completion of the merger is uncertain.

The extent to which the COVID-19 pandemic will negatively affect the business, financial condition, liquidity, capital and results of operations of Lakeland following the completion of the merger will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the COVID-19 pandemic, the direct and indirect impact of the COVID-19 pandemic on employees, clients, counterparties and service providers, as well as other market participants, and actions taken by governmental authorities and other third parties in response to the COVID-19 pandemic. Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the continued impact of the COVID-19 pandemic on Lakeland’s business, and there is no guarantee that efforts by Lakeland to address the adverse impacts of the COVID-19 pandemic will be effective.

Even after the COVID-19 pandemic has subsided, Lakeland may continue to experience adverse impacts to its business as a result of the global economic impact of the COVID-19 pandemic, including reduced availability of credit, adverse impacts on liquidity and the negative financial effects from any recession or depression that may occur.

Because the exchange ratio is fixed and the market price of Lakeland common stock will likely fluctuate, 1st Constitution shareholders cannot be certain of the market value of the merger consideration they will receive.

Upon the completion of the merger, each share of 1st Constitution common stock outstanding immediately prior to the completion of the merger (other than excluded shares) will be converted into the right to receive 1.3577 shares (the “exchange ratio”) of Lakeland common stock. This exchange ratio is fixed in the merger agreement. The market value of the merger consideration may vary from the closing price of Lakeland common stock on the date we announced the execution of the merger agreement, on the date that the joint proxy statement/prospectus is mailed to 1st Constitution shareholders and Lakeland shareholders, on the date of the 1st Constitution special meeting and the

Lakeland special meeting and on the date we complete the merger. Any change in the market price of Lakeland common stock prior to the completion of the merger will affect the market value of the merger consideration that 1st Constitution shareholders will receive upon completion of the merger, and there will be no adjustment to the merger consideration for changes in the market price of either shares of Lakeland common stock or 1st Constitution common stock unless the pricing termination right is triggered and Lakeland elects to adjust the merger consideration.

The market price of Lakeland common stock may fluctuate as a result of a variety of factors, including general market and economic conditions, changes in Lakeland’s business or in the financial services sector generally, changes in estimates or recommendations by securities analysts or rating agencies, operations and prospects, and regulatory considerations. Many of these factors are outside the control of 1st Constitution and Lakeland. Accordingly, at the time of the 1st Constitution special meeting, 1st Constitution shareholders will not know or be able to calculate the market value of the Lakeland common stock they will receive upon completion of the merger. You should obtain current market quotations for shares of Lakeland common stock and 1st Constitution common stock. Following the merger, Lakeland common stock will continue to trade on NASDAQ under the symbol “LBAI.”

The market price of Lakeland common stock might decrease after the merger and may be affected by factors different from those currently affecting the prices of Lakeland common stock and 1st Constitution common stock.

Upon completion of the merger, holders of 1st Constitution common stock will become shareholders of Lakeland. Lakeland common stock could decline in value after the merger. The market value of Lakeland common stock fluctuates based upon general market conditions, Lakeland’s business, operations and prospects and other factors. Further, the market price of Lakeland common stock after the merger may be affected by factors different from those currently affecting the common stock of Lakeland or 1st Constitution. The businesses of 1st Constitution and Lakeland differ and, accordingly, the results of operations of the resulting company and the market price of the resulting company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations and market prices of common stock of each of 1st Constitution and Lakeland.

Lakeland and 1st Constitution are expected to incur substantial costs related to the merger transaction and integration.

Lakeland and 1st Constitution have incurred and expect to incur a number of costs associated with the merger. These costs include legal, financial advisory, accounting, consulting and other advisory fees, severance/employee benefit-related costs, public company filing fees and other regulatory fees, printing costs, as well as other related costs. Some of these costs are payable by either Lakeland or 1st Constitution regardless of whether or not the merger is completed.

The resulting company is expected to incur substantial costs in connection with the related integration. There are a large number of processes, policies, procedures, operations, technologies and systems that may need to be integrated, including purchasing, accounting and finance, payroll, compliance, treasury management, branch operations, vendor management, risk management, lines of business, pricing and benefits. While 1st Constitution and Lakeland have assumed that a certain level of costs will be incurred, there are many factors beyond their control that could affect the total amount or the timing of the integration costs. Moreover, many of the costs that will be incurred are, by their nature, difficult to estimate accurately. These integration costs may result in the resulting company taking charges against earnings following the completion of the merger, and the amount and timing of such charges are uncertain at present.

The resulting company is also expected to lose certain benefits from various tax planning strategies that were available on a standalone basis due to the increased asset size, including the tax-advantaged real estate investment trusts that are subsidiaries of the resulting bank.

1st Constitution and Lakeland will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effects of the merger on employees and customers may have an adverse effect on 1st Constitution or Lakeland. These uncertainties could cause customers and others that deal with 1st Constitution and/or Lakeland to seek to change existing business relationships. Furthermore, these uncertainties may impair 1st Constitution’s or Lakeland’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that interact with 1st Constitution or Lakeland to seek to change existing business relationships with 1st Constitution or Lakeland. Retention of certain employees by 1st Constitution or Lakeland may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with the resulting company. If key employees depart because of issues relating to the uncertainty and difficulty of integration, or a desire not to remain with 1st Constitution or Lakeland, 1st Constitution’s business or Lakeland’s business could be harmed. In addition, subject to certain exceptions, 1st Constitution and Lakeland have agreed to operate their businesses in the ordinary course prior to the closing date of the merger and to refrain from taking certain actions without the consent of the other party until the merger occurs. These restrictions may prevent 1st Constitution and/or Lakeland from pursuing attractive business opportunities that may arise prior to the completion of the merger.

There is no assurance when or even if the merger will be completed, and a failure to complete the merger could negatively impact the stock prices and future business and financial results of Lakeland and 1st Constitution.

Completion of the merger is subject to satisfaction or waiver of a number of conditions. There can be no assurance that Lakeland and 1st Constitution will be able to satisfy the closing conditions in a timely manner, or at all, or that closing conditions beyond their control will be satisfied or waived.

Lakeland and 1st Constitution can mutually agree at any time to terminate the merger agreement, even if Lakeland shareholders have already voted to approve the Lakeland share issuance and 1st Constitution shareholders have already voted to approve the merger agreement and the merger. Lakeland and 1st Constitution can also terminate the merger agreement under other specified circumstances.

There can thus be no assurance that the merger will be completed. If the merger is not completed, the ongoing businesses of Lakeland and 1st Constitution may be adversely affected and Lakeland and 1st Constitution will be subject to a number of risks, including the following:

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Lakeland and 1st Constitution will be required to pay certain costs relating to the merger, whether or not the merger is completed, such as legal, accounting, financial advisor, proxy solicitation and printing fees;

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under the merger agreement, Lakeland and 1st Constitution are subject to certain restrictions on the conduct of their respective businesses prior to completion of the merger, which may adversely affect each party’s ability to execute certain of its business strategies if the merger is terminated; and

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matters relating to the merger may require substantial commitments of time and resources by Lakeland and 1st Constitution management, which could otherwise have been devoted to other opportunities that may have been beneficial to Lakeland and 1st Constitution as independent companies, as the case may be.

In addition, if the merger is not completed, Lakeland and/or 1st Constitution may experience negative reactions from the financial markets and from their respective customers and employees. Lakeland and/or 1st Constitution also could be subject to litigation related to any failure to complete the merger or to proceedings commenced by Lakeland or 1st Constitution against the other seeking damages or to compel the other to perform its obligations under the merger agreement. These factors and similar risks could have an adverse effect on the results of operation, business and stock prices of Lakeland and 1st Constitution.

The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire 1st Constitution.

Until the completion of the merger, with some exceptions, 1st Constitution is prohibited from soliciting, initiating, encouraging or participating in any discussion of or otherwise considering any inquiry or proposal that may lead to an acquisition proposal, such as a merger or other business combination transactions, with any person other than Lakeland. In addition, 1st Constitution has agreed to pay a $9.0 million termination fee to Lakeland in specified circumstances. These provisions could discourage other companies that may have an interest in acquiring 1st Constitution from considering or proposing such an acquisition even though those other companies might be willing to offer greater value to 1st Constitution’s shareholders than Lakeland has offered pursuant to the merger agreement. The payment of the termination fee could also have a material adverse effect on 1st Constitution’s financial condition. In addition, the merger agreement requires that each of 1st Constitution and Lakeland submit the merger proposal to a vote of its respective shareholders, even if the respective board of directors changes its recommendation in favor of the merger in a manner adverse to the other party.

Certain of 1st Constitution’s directors and executive officers have interests that are different from, or in addition to, interests of 1st Constitution shareholders generally.

The directors and officers of 1st Constitution have interests in the merger as directors and employees that are different from the interests of the other 1st Constitution shareholders. These interests include, among others:

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Certain executive officers of 1st Constitution have agreements with 1st Constitution providing for lump sum payments upon a termination of employment within 12 or 18 months following a change in control.

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Certain other employees of 1st Constitution have agreements with 1st Constitution providing for 18 months of salary continuation payments upon a termination of employment within 18 months following a change in control.

•	Certain executive officers and other employees of 1st Constitution may receive retention bonuses in connection with the merger.

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All old stock options will fully vest and holders will be provided an opportunity to exercise such old stock options immediately following the effective time for 1st Constitution common stock, which would then be exchanged for merger consideration. Any old stock option not exercised immediately following vesting will be cancelled in exchange for a cash payment to be made by Lakeland to the holder within 10 days of the effective time. The payment for each old stock option outstanding immediately prior to the effective time that is not exercised immediately following the effective time will equal the number of shares of 1st Constitution common stock covered by the old stock option multiplied by the amount, if any, by which the volume-weighted average trading price per share of 1st Constitution common stock as reported on Bloomberg, L.P. for the five consecutive trading days ending on the fifth trading day immediately preceding the closing date exceeds the exercise price of such old stock option.

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Each restricted stock award outstanding at the effective time will fully vest and be cancelled and converted into the right to receive merger consideration, which will be delivered within five business day following the closing date.

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The holders of performance-based restricted stock units outstanding at the effective time will receive a cash payment within 90 days of the effective time. The amount of such payment will depend on whether the performance period is more than 50% completed at the effective time. If more than 50% of the performance period is completed, the payment is equal to the greater of (i) the payout based on actual performance through the effective time, (ii) the “change in control price” (as defined in the 1st Constitution Bancorp 2019 Equity Incentive Plan), and (iii) the award at 100% of target. If 50% or less of the performance period is completed, the payment is equal to the award at 100% of target.

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The merger agreement provides that Lakeland will indemnify the directors and officers of 1st Constitution against certain liabilities for a six-year period following completion of the merger. In addition, Lakeland has agreed to cause the persons serving as officers and directors of 1st Constitution immediately prior to the merger to be covered by directors and officers liability insurance for a period of six years after the closing, subject to a limitation on the amount which Lakeland must spend for this insurance.

•	Certain directors and executive officers of 1st Constitution may have roles at Lakeland following the consummation of the merger.

•	Certain directors or executive officers of 1st Constitution may receive a payment of benefits under the 1st Constitution Supplemental Executive Retirement Plans on the closing date.

1st Constitution’s board of directors was aware of these interests and considered them in approving and recommending the merger.

Both Lakeland and 1st Constitution shareholders will have a reduced ownership and voting interest in, and will exercise less influence over management of, the resulting company following the completion of the merger.

Each of Lakeland and 1st Constitution shareholders currently have the right to vote in the election of their respective boards of directors and on various other matters affecting their respective companies. Upon the completion of the merger, 1st Constitution’s shareholders will become shareholders of Lakeland with ownership of approximately 22% of the resulting company and Lakeland shareholders will own approximately 78% of the resulting company, based on the exchange ratio of 1.3577 and the number of shares of 1st Constitution common stock outstanding as of the date of filing of the joint proxy statement/prospectus and the number of shares issuable upon the exercise of outstanding options. Therefore, each of Lakeland’s and 1st Constitution’s shareholders will have a reduced ownership and voting interest after the merger, and as a result, less influence on the management and policies of the resulting company than each now has on the management and policies of Lakeland and 1st Constitution individually.

Issuance of shares of Lakeland common stock in connection with the merger may adversely affect the market price of Lakeland common stock.

In connection with the payment of the merger consideration, Lakeland expects to issue up to approximately 14.2 million shares of Lakeland common stock to 1st Constitution shareholders. The issuance of these new shares of Lakeland common stock may result in fluctuations in the market price of Lakeland common stock, including a possible stock price decrease.

The shares of Lakeland common stock to be received by 1st Constitution shareholders as a result of the merger will have different rights from shares of 1st Constitution common stock.

Following completion of the merger, 1st Constitution shareholders will no longer be shareholders of 1st Constitution but will instead be shareholders of Lakeland. There are differences between the current rights of 1st Constitution shareholders and the rights of Lakeland shareholders that may be important to 1st Constitution shareholders.

Regulatory approvals may not be received, may take longer than expected, or may impose conditions that are not presently anticipated, cannot be met or that could have an adverse effect on the resulting company following the merger.

Before the merger and the bank merger may be completed, Lakeland and 1st Constitution must obtain approvals (or waivers) from the FDIC, the Federal Reserve and the NJDBI. Other approvals, waivers or consents from regulators may also be required. In determining whether to grant these approvals the regulators consider a variety of factors, including the regulatory standing of each party and the effect of the merger on competition, and certain factors described in the joint proxy statement/prospectus. An adverse development in either party’s regulatory standing or other factors could result in an inability to obtain approvals or delay their receipt. The Federal Reserve has stated that if material weaknesses are identified by examiners before a banking organization applies to engage in expansionary activity, the Federal Reserve will expect the banking organization to resolve all such weaknesses before applying for such expansionary activity. The Federal Reserve has also stated that if issues arise during the processing of an application for expansionary activity, it will expect the applicant banking organization to withdraw its application pending resolution of any supervisory concerns. It is possible that other regulatory agencies could adopt similar expectations for applicants.

The approvals that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on the conduct of the resulting company’s business or require changes to the terms of the transactions contemplated by the merger agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions and that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the merger agreement, imposing additional material costs on or materially limiting the revenues of the resulting company following the merger or otherwise reduce the anticipated benefits of the merger if the merger were consummated successfully within the expected timeframe. In addition, there can be no assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. Further, the processing time for obtaining regulatory approvals for mergers of banks and bank holding companies, particularly for larger institutions, has increased since the financial crisis. Specifically, the Dodd-Frank Act requires bank regulators to consider financial stability concerns when evaluating a proposed transaction. Additionally, the completion of the merger is conditioned on the absence of certain orders, injunctions or decrees by any court or regulatory agency of competent jurisdiction that would prohibit or make illegal the completion of any of the transactions contemplated by the merger agreement.

Combining Lakeland and 1st Constitution may be more difficult, costly or time consuming than expected and Lakeland and 1st Constitution may fail to realize the anticipated benefits of the merger.

The success of the merger will depend, in part, on the ability of Lakeland and 1st Constitution to combine their businesses in a manner that facilitates growth opportunities and realizes anticipated cost savings.

To realize the anticipated benefits and cost savings from the merger, Lakeland and 1st Constitution must successfully integrate and combine their businesses in a manner that permits those cost savings to be realized, without adversely affecting current revenues and future growth. If Lakeland and 1st Constitution are not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost savings and anticipated benefits of the merger could be less than anticipated, and integration may result in additional unforeseen expenses. An inability to realize the full extent of the anticipated benefits of the merger and the other transactions contemplated by the merger agreement, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, level of expenses and operating results of the resulting company, which may adversely affect the value of the common stock of the resulting company after the completion of the merger.

The failure to successfully integrate the businesses and operations of 1st Constitution and Lakeland in the expected time frame may adversely affect the resulting company’s future results.

Lakeland and 1st Constitution have operated and, until the completion of the merger, must continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the companies’ ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. Integration efforts between the two companies may also divert management attention and resources. Specifically, the following issues, among others, must be addressed in integrating the operations of Lakeland and 1st Constitution in order to realize the anticipated benefits of the merger so the resulting company performs as expected:

•	combining the companies’ operations and corporate functions;

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combining the businesses of Lakeland and 1st Constitution in a manner that permits the resulting company to achieve the cost savings and revenue synergies anticipated to result from the merger, the failure of which would result in the anticipated benefits of the merger not being realized in the time frame currently anticipated or at all;

•	integrating personnel from the two companies;

•	integrating the companies’ technologies;

•	identifying and eliminating redundant functions;

•	harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

•	managing the movement of certain positions to different locations;

•	integrating the branches of the resulting company; and

•	limiting the outflow of deposits held by new customers and successfully retaining and managing interest-earning assets (i.e., loans) of the resulting company.

These integration matters could have an adverse effect on each of Lakeland and 1st Constitution during this transition period and for an undetermined period after completion of the merger on the resulting company.

In addition, at times the attention of certain members of either company’s or both companies’ management and resources may be focused on completion of the merger and the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each company’s ongoing business and the business of the resulting company.

The future results of the resulting company following the merger may suffer if the resulting company does not effectively manage its expanded operations.

Following the merger, the size of the business of the resulting company will increase significantly beyond the current size of either Lakeland’s or 1st Constitution’s business. The resulting company’s future success will depend, in part, upon its ability to manage this expanded business, which may pose challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. The resulting company may also face increased scrutiny from governmental authorities as a result of the significant increase in the size of its business. There can be no assurances that the resulting company will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated from the merger.

The resulting company may be unable to retain Lakeland or 1st Constitution personnel successfully in connection with the merger.

The success of the merger will depend in part on the resulting company’s ability to retain the talents and dedication of key employees currently employed by Lakeland and 1st Constitution. It is possible that these employees may decide not to remain with Lakeland or 1st Constitution, as applicable, while the merger is pending or with the resulting company after the merger is consummated. Competition for qualified personnel can be intense.

Current and prospective employees of Lakeland and 1st Constitution may experience uncertainty about their future roles with Lakeland and 1st Constitution until strategies with regard to these employees are announced or executed, which may impair Lakeland’s and 1st Constitution’s ability to attract, retain and motivate key management, commercial lenders, and other personnel prior to and following the merger. Employee retention may be particularly challenging during the pendency of the merger, as employees of Lakeland and 1st Constitution may experience uncertainty about their future roles with the resulting company. If Lakeland and 1st Constitution are unable to retain key employees, including management, who are critical to the successful integration and future operations of the companies, Lakeland and 1st Constitution could face disruptions in their operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment costs. In addition, if key employees terminate their employment, the resulting company’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating Lakeland and 1st

Constitution to hiring suitable replacements, all of which may cause the resulting company’s business to suffer. Furthermore, the resulting company may have to incur significant costs in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent relating to the business of each of Lakeland and 1st Constitution, and the resulting company’s ability to realize the anticipated benefits of the merger may be adversely affected. In addition, Lakeland and 1st Constitution may not be able to locate or retain suitable replacements for any key employees who leave either company.

Goodwill incurred in the merger may negatively affect the resulting company’s financial condition.

To the extent that the merger consideration for accounting purposes exceeds the fair value of the net assets, including identifiable intangibles, of Lakeland, that amount will be reported as goodwill by the resulting company. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. A failure to realize expected benefits of the merger could adversely impact the carrying value of the goodwill recognized in the merger, and in turn negatively affect the resulting company’s financial condition.

The unaudited pro forma combined condensed financial statements included in this Current Report on Form 8-K are preliminary, and the actual financial condition and results of operations of the resulting company after the merger may differ materially.

The unaudited pro forma combined condensed financial statements in this Current Report on Form 8-K are presented for illustrative purposes only and are not necessarily indicative of what the resulting company’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma combined condensed financial data, while helpful in illustrating the financial characteristics of the resulting company under one set of assumptions, do not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, do not attempt to predict or suggest future results. The unaudited pro forma combined condensed financial statements reflect adjustments, which are based upon preliminary estimates, to record the 1st Constitution identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this Current Report on Form 8-K is preliminary, and final allocation of the purchase price will be based on the actual purchase price and the fair value of the assets and liabilities of Lakeland as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this Current Report on Form 8-K.

1st Constitution shareholders do not have appraisal or dissenters’ rights in the merger.

Appraisal or dissenters’ rights are statutory rights that, if applicable, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in that extraordinary transaction. Under the New Jersey Business Corporation Act, and pursuant to 1st Constitution’s Certificate of Incorporation, holders of 1st Constitution common stock are not entitled to appraisal rights in the merger with respect to their shares of 1st Constitution common stock because 1st Constitution common stock is listed on a national securities exchange and 1st Constitution’s Certificate of Incorporation does not provide for appraisal rights unless specifically granted by 1st Constitution’s board of directors.

Lakeland shareholders do not have appraisal or dissenters’ rights in the merger.

Appraisal or dissenters’ rights are statutory rights that, if applicable under applicable law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in that extraordinary transaction. Under the New Jersey Business Corporation Act, and pursuant to Lakeland’s Certificate of Incorporation, holders of Lakeland common stock are not entitled to appraisal rights in the merger with respect to their shares of Lakeland common stock because Lakeland common stock is listed on a national securities exchange and Lakeland’s Certificate of Incorporation does not provide for appraisal rights unless specifically granted by Lakeland’s board of directors.